Exhibit 10.2

AMENDMENT TO PURCHASE AND SALE AGREEMENT
This AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) dated as of June 13, 2016, is entered into by and among SP6 SAN JOSE HOTEL OWNER, LLC, a Delaware limited liability company, having an address at 515 S. Flower Street, Suite 3100, Los Angeles, California 90071 (“Fee Seller”), and SP6 SAN JOSE HOTEL LESSEE, LLC, a Delaware limited liability company, having an address at 515 S. Flower Street, Suite 3100, Los Angeles, California 90071 (“TRS Seller”; TRS Seller and Fee Seller, each, a “Seller” and, collectively, “Seller”), and CWI 2 SAN JOSE HOTEL, LP, a Delaware limited partnership, having an address at 272 East Deerpath Road, Suite 320, Lake Forest, Illinois 60045 (“Purchaser”).
W I T N E S S E T H:
WHEREAS, Seller and Purchaser have entered into that certain Purchase and Sale Agreement, dated as of May 13, 2016, by and between Seller and Purchaser (as amended from time to time, the “Agreement”); all capitalized terms used but not defined herein shall have the meanings set forth in the Agreement; and
WHEREAS, Seller and Purchaser have agreed to amend the Agreement in accordance with the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Inspection Period. The Inspection Period will continue until 5:00 p.m. Central Time on June 17, 2016 solely in order to allow Purchaser and Purchaser’s Representatives the opportunity to inspect the Hotel’s fire protection system and its components (collectively, the “Fire Protection System”) and approve of the condition of such Fire Protection System, which such approval may be granted or withheld in Purchaser’s sole and absolute discretion. Except as provided in the preceding sentence, in the event that Purchaser has not delivered an Inspection Termination Notice to Seller pursuant to and in accordance with Section 2.03(e) of the Agreement on or before 5:00 p.m. Pacific Time on June 13, 2016, then Purchaser shall be deemed to have waived its right to terminate the Agreement in accordance with Section 2.03(e) of the Agreement. If Purchaser fails to deliver to Seller an Inspection Termination Notice with respect to the Fire Protection System prior to the expiration of the Inspection Period (as extended in accordance with the first sentence of this section), then Purchaser shall be deemed to have waived its right to terminate the Agreement in accordance with Section 2.03(e) of the Agreement.

2.Closing Date. The Closing Date shall occur on July 13, 2016 unless extended in accordance with the terms of the Agreement.

3.Conduct of Hotel Business Pending Closing. Section 4.01 of the Agreement is hereby amended by adding the following subsections (f) and (g):

“(f)    From and after the Effective Date and continuing until the earlier of completion or the Closing Date, Seller shall use commercially reasonable and diligent efforts to complete at its sole cost and expense the repair of the Hotel’s hot water return system and its components (collectively, the “Hot Water Return System”). The scope of such repairs shall be as follows: (1) installing flow control valves, typically known as “circuit setter balancing valves”, on the discharge of each pump and set to control a maximum flow based on the maximum velocity, (2) opening the water softener bypass valve enough to increase the hardness of the water to 2-3 “Grains” to improve the efficacy of the phosphate injection system, and (3) monitoring the hardness of the water on a daily basis and adjusting the bypass to maintain the required hardness levels of water until the Closing Date (such scope of work, the “Hot Water Return Work”). In addition, (x) to the extent that any testing of areas near the Hot Water Return System for water intrusion require removal (or other intrusive testing) or replacement, or (y) in the event that any of the foregoing inspections reveal mold, moisture issues or water damage, the Hot Water Return Work shall include the repair, replacement or restoration of such areas, including, without limitation, the remediation of such mold, moisture issues and water damage. Seller shall use commercially reasonable efforts to complete and pay all costs of the Hot Water Return Work prior to the Closing Date. In the event that Seller has not completed and paid for all costs of the Hot Water Return Work prior to the Closing Date, then at Closing Seller shall give Purchaser a credit against the Purchase Price in the aggregate amount of the estimated cost to complete the Hot Water Return Work (as such cost is reasonably agreed to by Seller and Purchaser).
(g)    From and after the Effective Date and continuing until the earlier of completion or the Closing Date, Seller shall use commercially reasonable and diligent efforts to complete at its sole cost and expense all of the repairs and renovations of the Hotel as further described in and pursuant to that certain Settlement Agreement with Shelby Gail Heifetz dated as of March 15, 2016 (collectively, the “Settlement Agreement Repairs”). Seller shall use commercially reasonable efforts to complete and pay all costs of the Settlement Agreement Repairs prior to the Closing Date. In the event that Seller has not completed and paid for all costs of the Settlement Agreement Repairs prior to the Closing Date, then at Closing Seller shall give Purchaser a credit against the Purchase Price in the aggregate amount of the estimated cost to complete the Settlement Agreement Repairs (as such cost is reasonably agreed to by Seller and Purchaser).”
4.Ratification. Except as modified hereby, the Agreement shall remain in full force and effect, and as modified hereby, the Agreement is ratified and confirmed in all respects. To the extent there is any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall govern.

5.Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same instrument. An executed facsimile or .pdf of this Amendment may be relied upon as having, and shall be deemed to have, the same force and effect as an original.

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IN WITNESS WHEREOF, Seller and Purchaser have executed this Amendment as of the date first above written.

SELLER:

SP6 SAN JOSE HOTEL OWNER, LLC, a Delaware limited liability company

By: /s/ Ming J. Lee
Name: Ming J. Lee
Title: Vice President

By: /s/ John M. Gibb
Name: John M. Gibb
Title: Vice President

SP6 SAN JOSE HOTEL LESSEE, LLC, a Delaware limited liability company

By: /s/ Ming J. Lee
Name: Ming J. Lee
Title: Vice President

By: /s/ John M. Gibb
Name: John M. Gibb
Title: Vice President

PURCHASER:

CWI 2 SAN JOSE HOTEL, LP, a Delaware limited partnership

By: CWI 2 San Jose Hotel GP, LLC, a Delaware limited liability company, its general partner By: /s/ Michael G. Medzigian
Name: Michael G. Medzigian
Title: Chief Executive Officer and President

[San Jose Marriott - Signature Page to Amendment]

JOINDER
The undersigned hereby joins in this Amendment solely for the purposes of being liable, not as a guarantor or surety, with respect to the obligations of Seller under Sections 4.01(f) and 4.01(g) of this Amendment (subject to the terms thereof), but only to the extent that (a) Closing occurs, and (b) Seller expressly has liability to Purchaser under this Amendment (or any documents executed in connection with the Closing) after Closing. From and after the Closing, the obligations of the undersigned and Seller under this Amendment shall be joint and several. Notwithstanding the foregoing, to the extent that Seller’s liability is limited pursuant to any provision of this Amendment, the Agreement or the Closing Documents, the same limitations shall be applicable to the aggregate liability of Seller and the undersigned. The obligations of the undersigned are not limited by (i) any amendment or modification to the Amendment or this Agreement, whether or not the undersigned has joined in any such amendment or modification, (ii) any bankruptcy or insolvency or similar proceeding after insolvency of Seller or (iii) any other surety defense.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of June ___, 2016.

CBRE STRATEGIC PARTNERS U.S. VALUE 6 REIT OPERATING, L.P., a Delaware limited liability company

By: CBRE Strategic Partners U.S. Value 6 REIT Operating GP, LLC, a Delaware limited liability company
By: /s/ Ming J. Lee
Name: Ming J. Lee
Title: Vice President

By: /s/ John M. Gibb
Name: John M. Gibb
Title: Vice President

[San Jose Marriott - Signature Page to Amendment]